UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2020

Kewaunee Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2700 West Front Street
Statesville, NC 28677
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (704) 873-7202
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	KEQU	The Nasdaq Global Market

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant
On July 21, 2020, Kewaunee Scientific Corporation (the “Company”), with the approval of the Audit Committee of the Board of Directors (the “Audit Committee”), notified Ernst & Young LLP (“Ernst & Young”) that Ernst & Young was being dismissed as the Company’s independent registered public accounting firm, effective upon completion of Ernst & Young’s audit of the Company’s financial statements for the fiscal year ended April 30, 2020, and appointed Dixon Hughes Goodman LLP (“Dixon Hughes Goodman”) as the Company’s new independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process in which the Audit Committee of the Company’s Board of Directors conducted a comprehensive, competitive process to select the independent registered public accounting firm, and which action was ratified by the Board of Directors.
(a) Dismissal of independent registered public accounting firm.
Ernst & Young’s audit reports on the Company’s financial statements for the years ended April 30, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained a paragraph explaining that the Company changed its method of accounting for leases in 2020 due to the adoption of ASC 842, Leases and that effective August 1, 2018, the Company elected to change its method of accounting for its domestic inventory from the last-in, first-out method, to the first-in, first-out method. During the Company’s two most recent fiscal years ended April 30, 2020 and 2019 and through July 27, 2020, the Company has not had any disagreement with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to Ernst & Young’s satisfaction, would have

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caused Ernst & Young to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s two most recent fiscal years ended April 30, 2020 and 2019 and through July 27, 2020, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Ernst & Young with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a). A copy of Ernst & Young’s letter, dated July 27, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of new independent registered public accounting firm.
On July 21, 2020, pursuant to the approval of the Audit Committee, the Company engaged Dixon Hughes Goodman as the Company’s new independent registered public accounting firm for its quarter ending July 31, 2020 and its fiscal year ending April 30, 2021.
During the Company’s two most recent fiscal years and through July 27, 2020, neither the Company nor anyone on its behalf consulted Dixon Hughes Goodman regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Dixon Hughes Goodman to the Company that Dixon Hughes Goodman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

16.1	Letter of Ernst & Young LLP dated July 27, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 27, 2020

Kewaunee Scientific Corporation

By:	/s/ Donald T. Gardner III
Name: Donald T. Gardner III
Title: Vice President, Finance and Chief Financial Officer

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